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                                                                      EXHIBIT 21

                            SCHEDULE OF SUBSIDIARIES

NAME                                                                                        STATE OF INCORPORATION
First Penn Bank                                                                                  Pennsylvania

Jade Abstract Company                                                                            Pennsylvania

Jade Insurance Company                                                                           Pennsylvania

Transnational Mortgage Company                                                                   Pennsylvania

PSA Service Corp.                                                                                Pennsylvania

PSA Financial Corp.                                                                              Pennsylvania

PSA Consumer Discount Company (inactive)                                                         Pennsylvania